                                                                     Exhibit 1.2

                         SLM Student Loan Trust 2000-4
                           $500,000,000 Class A Notes

                           Placement Agency Agreement
                           --------------------------



                                                              September 12, 2000

Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
World Financial Center, North Tower
New York, New York 10080

Ladies and Gentlemen:

     SLM Funding Corporation, a Delaware corporation (the "Company"), and the Student Loan Marketing Association, a corporation formed under the laws of the United States ("Sallie Mae"), confirm their agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill") with respect to Merrill acting as agent (the "Agent") for the sale by the SLM Student Loan Trust 2000-4 (the "Trust") of $100,000,000 of class A-1 notes (the " Placed Class A-1 Notes") and $400,000,000 of class A-2 notes (the "Placed Class A-2 Notes" and, together with the Class A-1 Notes, the "Placed Class A Notes"). The Placed Class A Notes are to be issued by the Trust pursuant to an indenture, dated as of September 1, 2000 (the "Indenture") by and among the Trust, as issuer, Chase Manhattan Bank USA, National Association, not in its individual capacity but solely as eligible lender trustee ( the "Eligible Lender Trustee") and Bankers Trust Company, not in its individual capacity but solely as indenture trustee (the "Indenture Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Indenture or the Underwriting Agreement (as defined below), as the case may be.

     Simultaneously with the sale of the $500,000,000 aggregate principal amount of Placed Class A Notes pursuant to this Agreement, the Company and Sallie Mae will cause the Trust to sell $1,554,482,000 aggregate principal amount of the Class A Notes and Class B Notes (the "Underwritten Notes" and, together with the Placed Class A Notes, the "Notes"), to the underwriters (the "Underwriters"), pursuant to the underwriting agreement, dated September 12, 2000, as amended by the pricing agreement, dated September 12, 2000 (together, the "Underwriting Agreement"), in each case between the Company and Sallie Mae, on the one hand, and Chase Securities, Inc. and Goldman, Sachs & Co. (the "Representatives"), on the other hand.

     1.  Appointment. Subject to the terms and conditions stated herein the
         -----------
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Company and Sallie Mae hereby agree that, to the extent they cause the Trust to sell the Placed Class A Notes in a direct placement, the Placed Class A Notes will be sold only through the Agent.

          1.1  Agent Not Acting as Principal.  The Agent, in its capacity as a
               -----------------------------
placement agent hereunder, shall not have any obligation to purchase the Placed Class A Notes from the Trust as principal.

          1.2  Solicitations as Agent.  If agreed upon between the Agent and
               ----------------------
the Company and Sallie Mae, the Agent, acting solely as an agent for the Company and Sallie Mae and not as principal, will employ its best efforts to solicit offers for the purchase of the Placed Class A Notes. The Agent will communicate to the Company and Sallie Mae, orally, each offer for the purchase of the Placed Class A Notes solicited by it on an agency basis other than those offers rejected by the Agent. The Agent shall have the right, in its discretion reasonably exercised, to reject any offer for the purchase of the Placed Class A Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company and Sallie Mae may accept or reject any offer for the purchase of the Placed Class A Notes, in whole or in part. The Agent shall make reasonable efforts to assist the Company and Sallie Mae in obtaining performance by each purchaser whose offer for the purchase of the Placed Class A Notes has been solicited by it on an agency basis and accepted by the Company and Sallie Mae. The Agent shall not have any liability to the Company and Sallie Mae in the event that any such purchase is not consummated. If the Company or Sallie Mae shall default on its obligation to cause the Trust to deliver Placed Class A Notes to a purchaser whose offer has been solicited by the Agent on an agency basis and accepted by the Trust, the Company and Sallie Mae shall hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company or Sallie Mae.

          2.   Representations, Warranties and Covenants.
               -----------------------------------------

          2.1 The Company and Sallie Mae represent and warrant to, and agree with, each of the Underwriters as follows (it being agreed and understood that the statements set forth in clauses (d), (e), (g), (h), (j), (k), (m), (n) and
(o) of this Section 2.1 with respect to Sallie Mae or the Servicer constitute representations, warranties and agreements of Sallie Mae only and not of the Company):

         (a) A registration statement on Form S-3 (File No. 333-30932), including a form of prospectus, in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus contained therein, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the

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     Securities Act of 1933, as amended (the "Act"), each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the best of Sallie Mae's or the Company's knowledge, threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) under the Act, is hereinafter called a "Preliminary Prospectus;" the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective but excluding Form T-1, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary
     Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

         (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act, the Exchange Act and the Trust Indenture Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use in the Prospectus as amended or supplemented;

         (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act, as applicable, and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use in the Prospectus as amended or supplemented;

         (d) Neither the Company nor Sallie Mae or any of its subsidiaries has sustained since the date of the financial statements included in Sallie Mae's most recently published Information Statement any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in such Information Statement; and, since such date, there has not been any material adverse change in the capital stock or long-term debt of the Company or Sallie Mae or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company or Sallie Mae or any of its subsidiaries or the transactions contemplated hereby, otherwise than as set forth or contemplated in such Information Statement;

         (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to consummate the transactions contemplated therein and herein, and is a wholly-owned subsidiary of Sallie Mae. Sallie Mae has been duly organized and is validly existing under the laws of the United States, with power and authority (corporate and otherwise) to own its properties and conduct its business as described in the Prospectus and to consummate the transactions contemplated therein and herein. The Servicer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to consummate the transactions contemplated therein and herein, and is a wholly-owned subsidiary of Sallie Mae;

         (f) All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned beneficially and of record by Sallie Mae;

         (g) This Agreement has been duly authorized, executed and delivered by the Company and Sallie Mae. The Placed Class A Notes have been duly authorized. The Placed Class A Notes will constitute valid and legally binding obligations of the related Trust entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement. The Indenture has been duly authorized and duly qualified under the Trust Indenture Act. As of the Closing, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Indenture conforms, and the Placed Class A Notes will conform, to the descriptions thereof contained in the Prospectus as amended or supplemented;

         (h) The issue and sale of the Placed Class A Notes and the compliance by the Company with all of the provisions of the Placed Class A Notes, the Indenture, this Agreement and any Pricing Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or Sallie Mae is a party or by which the Company or Sallie Mae is bound or to which any of the property or assets of the Company or Sallie Mae is subject, nor will such action result in any violation of the provisions of the Company's Certificate of Incorporation or By-laws, Sallie Mae's charter, enabling legislation or By-laws, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or Sallie Mae or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Placed Securities or the consummation by the Company or Sallie Mae of the transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to the Closing Date, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the placement of the Placed Class A Notes by the Agent;

         (i) The statements set forth in the Prospectus under the captions "Description of the Notes" and set forth in the Prospectus Supplement under the caption "Description of the Notes," insofar as they purport to constitute a summary of the terms of the Notes, are accurate, complete and fair;

         (j) Sallie Mae is not in violation of its charter as set forth in its enabling legislation or By-laws, and the Company is not in violation of its Certificate of Incorporation or By-laws, and neither Sallie Mae nor the Company is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

         (k) Other than as set forth in the Prospectus or in Sallie Mae's most recently published Information Statement, there are no legal or governmental proceedings pending to which the Company or Sallie Mae or any of its subsidiaries is a party or of which any property of the Company or Sallie Mae or any of its subsidiaries is the subject which, if determined adversely to the Company or Sallie Mae or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company or Sallie Mae or any of its subsidiaries or on the consummation of the transactions contemplated hereby; and, to the best of the Company's and Sallie Mae's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

         (l) The Company is not and, after giving effect to the offering and sale of the Placed Class A Notes, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

         (m) Neither the Company, Sallie Mae nor any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

         (n) Arthur Anderson LLP are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and

         (o) At the Time of Delivery of the Designated Securities, Sallie Mae's representations and warranties in the related Purchase Agreement and the Administration Agreement, the Company's representations and warranties in the related Sale Agreement and Trust Agreement and the Servicer's representations and warranties in the Servicing Agreement will be true and correct in all material respects.


     2.2  Representations, Warranties and Covenants of Agent.  The Agent
     -------------------------------------------------------
represents and warrants to the Company and Sallie Mae as follows:

          (a)  Due Organization.  The Agent has been duly incorporated and is
               ----------------
     validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to enter into and perform its obligations under this Agreement.

          (b)  Authorization of this Agreement. This Agreement has been duly
               -------------------------------
     authorized, executed and delivered by the Agent.

          (c)  Placements.  The Agent represents and agrees that it will not
               ----------
     place any of the Placed Class A Notes in any jurisdiction except under circumstances that will result in compliance with the applicable laws thereof.

          3.   Fee.  The Bank agrees to pay the Agent a fee in the amount of
               ---
0.24737% of the principal amount of the Placed Class A Notes sold through the Agent. Such fee shall be paid from the proceeds to the Bank on the date of such sale.

          4.  Payment of Expenses. The Company will pay all its expenses, if
              -------------------
any, incident to the issuance of the Notes and the performance of its obligations, if any, under this Agreement.

          5.1 Indemnification, Contribution and Limit on Liability.
              ----------------------------------------------------

          (a) The Company and Sallie Mae, jointly and severally agree to indemnify and hold harmless the Agent, from and against any and all losses, claims, damages and liabilities to which the Agent may become subject under the Act insofar as such losses, claims, damages or liabilities (or actions in respect thereof) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Prospectus (if used during the period in which the prospectus relating to the Notes is required to be delivered under the Act and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company or Sallie Mae by the Agent expressly for use therein.

          (b) The Agent agrees to indemnify and hold harmless the Company and Sallie Mae, from and against any and all losses, claims, damages and liabilities to which the Company and Sallie Mae may become subject under the Act insofar as such losses, claims, damages or liabilities (or actions in respect thereof) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Prospectus (if used during the period in which the prospectus relating to the Notes is required to be delivered under the Act and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, but only to the extent such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company or Sallie Mae by the Agent expressly for use therein.

     The Company and the Agent acknowledge that the statements set forth in the second and third sentences of the second paragraph on the cover page of the Prospectus Supplement and the statements in the fifth paragraph under the heading "Underwriting" in the Prospectus Supplement, constitute the only information furnished in writing by or on behalf of Merrill for inclusion in the Registration Statement or the Prospectus.

          5.2 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought , such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties; provided that if there are two indemnified parties that pursuant to the terms of this section may each retain its own counsel at the expense of the indemnifying party, then such indemnifying party shall be responsible for one-half, but no more than one-half, of the aggregate reasonable fees and expenses of the separate counsel for both indemnified parties. Such firm shall be designated in writing by the Agent, pursuant to Section 5.1. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the indemnified party or parties in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation.

     Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

          5.3 If the indemnification provided for in this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative benefits from the offering of the Placed Class A Notes received by the Company and Sallie Mae on the one hand and the Agent on the other, taking into account the portion of the proceeds of such offering realized by each, provided that the relative benefits shall be deemed to be such that the Agent shall be responsible for that portion of the aggregate losses, liabilities, claims, damages and expenses represented by the percentage that the placement fee bears to the initial public offering price appearing in the Prospectus Supplement and the Company and Sallie Mae shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls a party within the meaning of Section 15 of the Act shall have the same rights to contribution as such party, and each director of the Company, each officer of Sallie Mae and the Company who signed the Registration Statement, and each person, if any, who controls Sallie Mae and the Company within the meaning of Section 15 of the Act shall have the same rights to contribution as Sallie Mae and the Company.

          5.4  The indemnity and contribution agreements contained in this
Section 5 and the representations and warranties of Sallie Mae and the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Agent or on behalf of the Agent or any person controlling the Agent or by or on behalf of Sallie Mae and the Company and their respective directors or officers or any person controlling Sallie Mae and the Company and (iii) placement of the Placed Class A Notes.

          6.  Opinions and Accountant's Letters
              ---------------------------------

     Sallie Mae and the Company agree that all opinions and accountant's letters with respect to the transaction that are addressed to the Underwriters will also include as addressee: Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Placement Agent.


          7.  Notices.
              -------

     Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by first class mail or by facsimile, and any such notice shall be effective when received at the address specified below.

     If to the Company:

          SLM Funding Corporation
          777 Twin Creek Drive
          Killeen, Texas 76543
          Facsimile: (703) 810-7655
          Attention: Phyllis A. Leeth
                     Vice President

     If to Sallie Mae:

          Student Loan Marketing Association

          11600 Sallie Mae Drive

          Reston, VA 20193

          Facsimile: (703) 8107586

          Attention:  Corporate Law

     If to the Agent:

          Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
          4 World Financial Center
          New York, New York 10080
          Attention: Manager-Asset Backed Finance Group
          Telephone No.: (212) 449-0349
          Telecopy No.: (212) 449-9015


          8.  Parties.
              -------

          This Agreement shall inure to the benefit of and be binding upon the Agent, Sallie Mae and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons referred to in Section 3 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of the Placed Class A Notes shall be deemed to be a successor by reason merely of such purchase.


          9.  Counterparts.
              ------------
          This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.


          10. Termination of this Agreement.
              -----------------------------

     This Agreement and each Party's obligations hereunder may be terminated by the Agent or by Sallie Mae and the Company by notice thereof to the other party at any time prior to such time as the Agent shall have arranged the purchase by any purchaser of the Placed Class A Notes or subsequent to such time if any purchaser has defaulted on its obligation to purchase such Placed Class A Notes; provided, however, that in the event Sallie Mae and the Company does not perform any obligation under this Agreement or any representation and warranty hereunder is incomplete or inaccurate in any respect, this Agreement and all of the Agent's obligations hereunder may be immediately terminated by the Agent by notice thereof to Sallie Mae and the Company. Notwithstanding any termination of or under this Agreement as provided herein, there shall be no liability of any party to any other party, except as otherwise provided in the

Section 5 relating to the payment of fees and expenses and it being further understood that the Sections relating to indemnification, limitations on the liability of indemnified parties, contribution, settlements and choice of law will survive any such termination.

          11.  Survival of Certain Provisions.
               ------------------------------

     The representations, warranties, indemnities, and agreements of Sallie Mae and the Company and the Agent shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Sallie Mae and the Company or the Agent or any affiliates or controlling person, and shall survive the consummation of the sale of the Placed Class A Notes.

          12.  Writing Required to Waive, Amend or Modify.
               ------------------------------------------

     No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by each party to be bound thereby.

          13.  Parties.
               -------

     This Agreement incorporates the entire understanding of the parties with respect to this engagement of the Agent by Sallie Mae and the Company, and supersedes all previous agreements regarding such engagement, should they exist.

          14.  Governing Law.
               -------------

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return ten counterparts hereof, whereupon this Placement Agency Agreement, along with all counterparts, will become a binding agreement between Sallie Mae and the Company and the Agent in accordance with its terms.

                                            Very truly yours,

                                            SLM Funding Corporation

                                            By: /s/ J. Lance Franke
                                                ---------------------------
                                                Name: J. Lance Franke
                                                Title: Chief Financial Officer

                                            Student Loan Marketing Association

                                            By: /s/ Michael E. Sheehan
                                                ---------------------------
                                                Name: Michael E. Sheehan
                                                Title: Assistant Vice President


CONFIRMED AND ACCEPTED,

as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By: /s/ Geoffrey R. Witt
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